                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                       AFFILIATED COMPUTER SERVICES, INC.


Subsidiary                                          Jurisdiction of Organization
----------                                          ----------------------------

ACS Government Services, Inc.                               Maryland
   Computer Data Systems Sales, Inc.                        Maryland
   CDSI International, Inc.                                 Delaware
   M-GA Fields Road Limited Partnership                     Maryland
   ACS Lender Services, Inc.                                Maryland
   ACS Defense, Inc.                                        Massachusetts
       ASEC International Incorporated                      Delaware
           Saudi American Systems
           Engineering Company                              Saudi Arabia
       BETAC International Corporation                      Delaware
           BETAC Corporation                                Virginia
       Synetics Incorporated                                Massachusetts
Birch & Davis Holdings, Inc.                                Delaware
   ACS State Health Services, Inc.                          Maryland
   ACS Federal Healthcare, Inc.                             Maryland
ACS Desktop Solutions, Inc.                                 Virginia
ACS TransFirst, Inc.                                        Texas
ACS Image Solutions, Inc.                                   Louisiana
ACS Business Process Solutions, Inc.                        Nevada
   Affiliated Computer Services International (Barbados)
   Holdings Limited                                         Barbados
       Affiliated Computer Services International
       (Barbados) Limited                                   Barbados
           ACS Business Process Solutions
           (Jamaica) Limited                                Jamaica
           ACS Business Process Solutions
           (Dominican Republic) S.A.                        Dominican Republic
   ACS-BPS (Ghana) Limited                                  Ghana
   Affiliated Computer Services Business
   Process Solutions, S.A.R.L.                              France
   ACS BPS de Guatemala S.A. de C.V.                        Guatemala
   ACS Data Entry, Inc.                                     Delaware
       ACS Business Process Solutions de
       Mexico S.A. de C.V.                                  Mexico
   ACS Business Process Solutions Limited                   United Kingdom
   Affiliated Computer Services of Spain, S.L.              Spain
FCTC Transfer Services, L.P.                                Delaware
ACS Shared Services, Inc.                                   Delaware
ACS TradeOne Marketing, Inc.                                Delaware
   ACS Securities Services, Inc.                            Texas
ACS State & Local Solutions, Inc.                           New York
   Lockheed Martin B.V.                                     Netherlands
   ACS Public Sector Solutions, Inc.                        Canada
   Lockheed Martin IMS Canada, Inc.                         Canada
   Lockheed Martin Integrated Solutions Company             Delaware
   Datacom Municipal Systems of Pennsylvania                Pennsylvania

   DMV On-Line Access, Inc.                                 Arizona
   Lockheed Martin UK Systems and Services Limited          United Kingdom
   Transaction Processing Specialists, Inc.                 Texas
ACS Healthcare Solutions, Inc.                              California
Health Technology Acquisition Company                       Indiana
       Outsourced Administrative Systems, Inc.              Indiana
ACS Outsourcing Solutions, Inc.                             Michigan
       Genix CSI, Inc.                                      Michigan
ACS Legal Solutions, Inc.                                   Pennsylvania
Computer Systems Development, Inc.                          Arizona
ACS Education Services, Inc.                                Delaware
   Concera Corporation                                      Oregon
ACS BRC Holdings, Inc.                                      Delaware
   ACS Enterprise Solutions, Inc.                           Delaware
       ACS Business Resources Corporation                   Delaware
           PRETS Holdings, Inc.                             Delaware
           ACS RTS Holdings, Inc.                           Delaware
           Government Records Services, Inc.                Delaware
              Title Records Corporation                     Delaware
       Tenacity Manufacturing Company, Inc.                 Delaware
       ACS State Healthcare, LLC                            Delaware
           Consultec IPA, Inc.                              New York
       ACS Government Systems, Inc.                         Delaware
       Omni-Tech Systems, Ltd.                              Canada
       Digital Information Systems Company LLC              Georgia
   Logan Services, Inc.                                     Delaware
   CodeRite, Inc.                                           Texas
   ACS Health Care, Inc.                                    Oregon
   ACS Pace Group, Inc.                                     Delaware
       MidasPlus, Inc.                                      Arizona
ACS Lending, Inc.                                           Delaware
   ACS/ECG Holdings, LLC                                    Delaware
ACS Marketing, L.P.                                         Delaware
   ACS Properties, Inc.                                     Delaware
ACS Welfare Benefit Trust                                   Texas
ACS Trust I                                                 Delaware
ACS Trust II                                                Delaware
ACS Toronto, Inc.                                           Canada